                          MONTHLY SERVICER CERTIFICATE



         Pursuant to Section 4.01(d)(ii) of the Securitization Property Servicing Agreement, dated as of March 9, 2001 (the "Agreement"), between The Detroit Edison Company, as servicer (the "Servicer") and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement.

For the Monthly Period: September 2002


1.       BILLINGS:

a)       Monthly kWh Consumption:                                                            4,566,280,574
                                                                                           ---------------
b)       Applicable SB Charge:                                                             $       0.00392
                                                                                           ---------------
c)       Total SB Charge Amount Invoiced this Month (Net of .5% uncollectible factor):     $ 17,838,267.68
                                                                                           ---------------
d)       Cumulative SB Charge Amount Invoiced this Remittance Period:                      $155,684,720.90
                                                                                           ---------------

2.       REMITTANCES:

a)       Weighted Average Days outstanding:                                                             45
                                                                                           ---------------
b)       Total Amount Remitted this Month:                                                 $ 21,418,940.18
                                                                                           ---------------
c)       Cumulative Amount Remitted this Remittance Period:                                $146,853,158.45
                                                                                           ---------------

3.       BALANCES ON SUBACCOUNTS (AT END OF MONTHLY PERIOD):

a)       Collection Account Balance:                                                       $ 21,645,006.51
                                                                                           ---------------
b)       Reserve Subaccount Balance:                                                       $  4,469,851.30
                                                                                           ---------------
c)       Series Overcollateralization Subaccount Balance:                                  $    938,435.93
                                                                                           ---------------
d)       Series Capital Subaccount Balance:                                                $  8,769,861.40
                                                                                           ---------------

Executed as of October 14, 2002.



                                       THE DETROIT EDISON COMPANY
                                       as Servicer




                                       By:
                                          --------------------------------------
                                       Name: Michael G. VanHaerents
                                       Title: Manager, Regulatory Planning and
                                              Analysis